Exhibit 99

Form 4 - Joint Filer Information

Name:             Frost Gamma Investments Trust

Address:          4400 Biscayne Boulevard
                  15th Floor
                  Miami, Florida 33137

Designated Filer: Phillip Frost, M.D.

Issuer and Ticker Symbol:   Modigene Inc. (MODG.OB)

Date of Event Requiring Statement:  August 20, 2007

Signature:


  /s/ Phillip Frost, M.D., Trustee
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Phillip Frost, M.D., Trustee



  /s/ Phillip Frost
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Phillip Frost, M.D.